UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2006

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Effective April 3, 2006, we issued 7% Senior Secured Convertible Debentures Series 06-01, for gross proceeds of $3,000,000. In conjunction with this financing, we issued 47,393,364 common share purchase warrants exercisable for three years at an exercise price of $0.075. We paid a finder’s fee of 10% in cash and 9,478,672 three year common share purchase warrants, half of which are exercisable at $0.075 and half of which are exercisable at $0.077.

The 7% Senior Secured Convertible Debentures, which mature on April 3, 2008, are convertible to common shares at the lower of 75% of the volume weighted average trading price for the 20 days prior to issuance of a notice of conversion by a holder of a Debenture, or, if while these Debentures remain outstanding we enter into one or more financing transactions involving the issuance of common stock or securities convertible or exercisable for common stock, the lowest transaction price for those new transactions.

Interest accrues on the Debentures at the rate of 7% per annum, payable semi-annually on June 30 and December 31 of each year and on conversion and at the maturity date. Interest is payable, at the option of the Company, either (i) in cash, or (2) in shares of Common Stock at the then applicable conversion price. If the Company fails to deliver stock certificates upon the conversion of these Debentures at the specified time and in the specified manner, the Company will be required to make substantial payments to the holders of the Debentures.

We have agreed to register the common shares issuable upon conversion of the Debentures and exercise of the warrants. We have agreed to file the registration statement within 30 days after the Closing Date.

Provided the Registration Statement is effective, the Company may prepay the amounts outstanding on the Debentures by giving advance notice and paying an amount equal to 120% of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. Holders will continue to have the right to convert their Debentures prior to the actual prepayment.

Holders of the Debentures may require the Company to redeem any or all of the outstanding Debentures upon the occurrence of any one or more of events of default specified in the Debentures.

The Warrants, issued as of April 3, 2006, become first exercisable on the earlier of (i) the 65th day after issuance or (ii) the effective date of the Registration Statement. Holders of the Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

Holders of Debentures are subject to certain limitations on their rights to convert the Debentures. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. The exercise of the Warrants is subject to a similar limitation.

To secure the Company’s obligations under the Debentures and other transaction agreements, the Company has granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favour of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Debentures. The security interest terminates upon the earlier of (i) the date on which less than one-fourth of the original principal amount of the Debentures issued on the Closing Date are outstanding or (ii) payment or satisfaction of all of the Company’s obligations under the Securities Purchase Agreement.

The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment. Under the agreements with the holders of the Debentures, the Company agreed that if the Company makes certain offers or sales of its Common Stock (or securities convertible into Common Stock) to any third party during the period from the Closing Date until the date that less than one-fourth of the aggregate principal amount of the Debentures issued remain unconverted, adjustments would be made to the conversion price of the then unconverted Debentures and to the exercise price of the then unexercised Warrants. The exercise price of the Warrants also are subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. In addition, in certain cases, the investors may be entitled to receive additional warrants to purchase additional shares.

The Company also agreed that until less than one-fourth of the aggregate principal amount of the Debentures issued remain unconverted, without the prior written consent of more than 51% of the then outstanding Debentures, the Company will not enter into any new transaction for the offer or sale of the Company’s securities when such transaction provides for a variable conversion price or a variable exercise price. The Company also agreed that until the effective date of the Registration Statement it will not enter into any other transaction for the offer or sale of any of its securities and, commencing on the effective date and for six months thereafter, the Company will not enter into any transaction granting the investors in that new transaction registration rights.

Under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Convertible Debentures if the Registration Statement is filed late and/or is not declared effective by the Securities and Exchange Commission within 120 days after the Closing Date. Similar payments will be required if the registration is subsequently suspended beyond certain agreed upon periods. The amount of liquidated damages that may become payable may be substantial.

Directors and officers of our company have also agreed not to sell any of their shares in our company, unless purchased in the open market or as part of certain private placements, until 6 months after the investors’ registration statement has been declared effective, and have also agreed to limit the volume of their share sales thereafter.

These securities were issued pursuant to the exemption from registration under the United States Securities Act of 1933 provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the 1933 Act to the investors and brokers who are “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) under the 1933 Act. No advertising or general solicitation was employed in offering the securities.

Copies of the Securities Purchase Agreement, Form of Debenture, Form of Warrant, Registration Rights Agreement and Security Interest Agreement relating to the above transactions, and a copy of a press release of the Company, dated April 4, 2006, are attached hereto. The foregoing descriptions of the above transactions are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors’ Appointment of Principal Officers.

Effective April 3, 2006, Doron Shorrer resigned as our Chairman of the board of directors and Zami Aberman was appointed as our Acting Chairman of the board.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated April 4, 2006
10.1	Form of Securities Purchase Agreement
10.2	Form of 7% Senior Secured Convertible Debentures Series 06-01
10.3	Form of Warrants
10.4	Form of Registration Rights Agreement
10.5:	Form of Security Interest Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Zami Aberman

Zami Aberman

Chief Executive Officer

Date: April 4, 2006